Exhibit 16(a)

POWER OF ATTORNEY

The undersigned Bruce R. Bond, Susan J. Carter, Collette Chilton, Neil A. Cotty, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, Joseph P. Platt, Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Robert Fairbairn and John M. Perlowski, Directors/Trustees of BlackRock Funds II, BlackRock Funds III, Master Investment Portfolio, BlackRock Series, Inc., BlackRock Capital Appreciation Fund, Inc. and BlackRock Equity Dividend Fund hereby authorize Benjamin Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for BlackRock Funds II, BlackRock Funds III, BlackRock Series, Inc., BlackRock Capital Appreciation Fund, Inc. and/or BlackRock Equity Dividend Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Funds II, BlackRock Funds III, Master Investment Portfolio, BlackRock Series, Inc., BlackRock Capital Appreciation Fund, Inc. and BlackRock Equity Dividend Fund, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15th day of May, 2019.

Signature	Title	Signature	Title

/S/ BRUCE R. BOND Bruce R. Bond	Director/ Trustee	/S/ DONALD C. OPATRNY Donald C. Opatrny	Director/ Trustee

/S/ SUSAN J. CARTER Susan J. Carter	Director/ Trustee	/S/ JOSEPH P. PLATT Joseph P. Platt	Director/ Trustee

/S/ COLLETTE CHILTON Collette Chilton	Director/ Trustee	/S/ MARK STALNECKER Mark Stalnecker	Director/ Trustee

/S/ NEIL A. COTTY Neil A. Cotty	Director/ Trustee	/S/ KENNETH L. URISH Kenneth L. Urish	Director/ Trustee

/S/ LENA G. GOLDBERG Lena G. Goldberg	Director/ Trustee	/S/ CLAIRE A. WALTON Claire A. Walton	Director/ Trustee

/S/ ROBERT M. HERNANDEZ Robert M. Hernandez	Director/ Trustee	/S/ ROBERT FAIRBAIRN Robert Fairbairn	Director/ Trustee

/S/ HENRY R. KEIZER Henry R. Keizer	Director/ Trustee	/S/ JOHN M. PERLOWSKI John M. Perlowski	Director/ Trustee

/S/ CYNTHIA A. MONTGOMERY Cynthia A. Montgomery	Director/ Trustee